UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD WELLESLEY INCOME FUND (Exact name of registrant as specified in its charter)

STATE OF DELAWARE		SEE BELOW
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(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer
Identification No.)
C/O VANGUARD WELLESLEY INCOME FUND
P.O. BOX 2600
VALLEY FORGE, PA		19482
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(Address of principal executive offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class is to be registered	Exchange	I.R.S. Employer
Identification Number
Vanguard Wellington Dividend Growth Active ETF	Cboe BZX Exchange, Inc. 30-1461424

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 002-31333

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the Trust’s Registration Statement on Form N-1A (Securities Act file number 002-31333 and Investment Company Act file number 811-01766, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

Item 2. Exhibits.

1.Registrant's Declaration of Trust is filed herewith.

2.Registrant's By-Laws are filed herewith.

3.Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD WELLESLEY INCOME FUND
Date:	October 29, 2025
By:	/s/ John E. Schadl
John E. Schadl
Assistant Secretary